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                                                                 EXHIBIT 10.75


                            TAX INDEMNITY AGREEMENT

         THIS TAX INDEMNITY AGREEMENT (the "Agreement") is made and entered into as of July 31, 1998, by and among Bankers International Financial Corporation, a Florida corporation ("BIFC"), and Insurance Management Solutions Group, Inc., a Florida corporation ("IMSG").

         WHEREAS, there is that certain Amended and Completely Restated Tax Allocation Agreement (herein, "Tax Agreement") dated October 1, 1993 made by and between BIFC and each of its subsidiaries; and

         WHEREAS, effective as of the close of business on July 31, 1998 Bankers Insurance Group, Inc. sold a sufficient number of shares of IMSG so that IMSG will no longer file its tax return with BIFC on a consolidated basis;

         WHEREAS, the parties wish to terminate the Tax Agreement as to IMSG and its subsidiaries;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definition of Terms. Capitalized terms not otherwise defined herein shall be granted the definitions assigned thereto in the Tax Agreement.

         2. Termination of Tax Agreement. The Tax Agreement shall be terminated between BIFC and IMSG effective as of the close of business on July 31, 1998 (herein, "Termination Date") .

         3. Reimbursement for Credits. BIFC shall pay to IMSG the amount of any Credits which it may have as of the Termination Date and which actually reduced the taxes of other Members, and IMSG shall pay to IMSG the amount of any Credits of other Members which actually reduced the IMSG tax liability computed on a "separate return basis" (as defined in the Tax Agreement).

         4. Tax Indemnity.

              a) BIFC covenants and agrees to indemnify, defend, and hold IMSG harmless from and against any and all costs, expenses, losses or liabilities ("Damages") including, without limitation, reasonable attorneys' fees, incurred or suffered by IMSG resulting from, attributable to or arising under any federal, state or local income tax liabilities (including penalties, interest and additions to tax) assessed against, or owed or payable by IMSG but which Damages arise from the taxable income of Members (determined on a "separate return basis") other than IMSG or one of its subsidiaries.

              b) IMSG covenants and agrees to indemnify, defend, and hold BIFC harmless from and against any and all costs, expenses, losses or liabilities ("Damages") including, without limitation, reasonable attorneys' fees, incurred or suffered by BIFC resulting from, attributable to or arising under




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                  any federal, state or local income tax liabilities
                  (including penalties, interest and additions to tax) assessed against, or owed or payable by BIFC but which Damages arise from the taxable income (determined on a "separate return basis") of IMSG or one of its subsidiaries.


         5. Settlement of Tax Claim. In case any claim, demand or deficiency is commenced or notice is given by the Internal Revenue Service or other taxing authorities against either party with respect to which payment may properly be sought against the other party pursuant to this Agreement, the injured party shall promptly notify the other party of such fact in writing. The injured party shall conduct the defense of any such claim, action or proceeding at the other party's expense with counsel reasonably acceptable to the other party; provided, however, that the injured party shall not settle any such claim, action or proceeding without the prior written consent of the other party, which consent shall not be unreasonably withheld; and provided, further that the other party shall have the right to participate in such defense at their own expense.

         6. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute the same document.

         8. Florida Law to Govern. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         9. Records and Documents Relating to Charges. Each party hereto shall be responsible for maintaining full and accurate accounting and tax records for purposes of its internal bookkeeping and accounting operations. Each party hereto shall make such accounting and tax records insofar as they pertain to the computation of charges hereunder available at the other party's principal offices for audit, inspection and copying during all reasonable business hours.

         10. Termination And Modification. This Agreement or any part thereof shall commence and be effective as of the day and year first above set forth and shall remain in effect until terminated by either party on 30 days prior written notice to the other party. This Agreement may be amended only by mutual consent in writing signed by the parties.

         11. Notice. All notices, statements or requests provided for hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as certified or registered mail, postage prepaid, addressed



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                 (a)      If to BIFC to:

                          360 Central Avenue
                          P.O. Box 15707
                          St. Petersburg, FL 33733
                          Attn: G. Kristin Delano, Corporate Secretary
                          (813) 803-4016 FAX (813) 823-6518

                 (b)      If to IMSG to:

                          360 Central Avenue
                          P.O. Box 15707
                          St. Petersburg, FL 33733
                          Attn:  David K. Meehan, Chairman
                          (813) 823-4000 x 4201 FAX (813) 823-6518

or to such other person or place as each party may from time to time designate by written notice sent as aforesaid.

         12. Headings. The headings of the various paragraphs of this Agreement are for convenience only, and shall be accorded no weight in the construction of this Agreement.

         13. Entire Agreement. This Agreement, together with such Amendment as may from time to time be executed in writing by the parties, constitutes the entire Agreement between the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Tax Indemnity Agreement as of July 31, 1998.

WITNESSES:                                INSURANCE MANAGEMENT
                                          SOLUTIONS GROUP, INC.

/s/ C. Anthony Sexton                     BY: /s/  Kelly K. King
-----------------------------                ------------------------------
/s/  Erica Reed                           AS ITS:   CFO
-----------------------------                    --------------------------
                                          DATE:    8/7/98
                                               ----------------------------

WITNESSES:                                BANKERS INTERNATIONAL
                                          FINANCIAL CORPORATION

/s/  C. Anthony Sexton                    BY: /s/  G. Kristin Delano
-----------------------------                ------------------------------
/s/ Erica Reed                            AS ITS:  Corporate Secretary
-----------------------------                    --------------------------
                                          DATE:     8/10/98
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